SCHEDULE A
TO
MUNDER SERIES TRUST
DECLARATION OF TRUST

SERIES AND CLASSES
As of April 24, 2010

Series                                        Classes
Munder Asset Allocation Fund-Balanced       A, B, C, K and Y
Munder Bond Fund                            A, B, C, K and Y
Munder Energy Fund                          A, B, C and Y
Munder Growth Opportunities Fund            A, B, C, R and Y
Munder Index 500 Fund                       A, B, K, R and Y
Munder International Equity Fund            A, B, C, K and Y
Munder International Fund-Core Equity       A, C, Y and I
Munder International Small-Cap Fund         A, C, Y and I
Munder Large-Cap Growth Fund                A, B, C, K and Y
Munder Large-Cap Value Fund                 A, B, C, K, R and Y
Munder Micro-Cap Equity Fund                A, B, C, K, R and Y
Munder Mid-Cap Core Growth Fund             A, B, C, K, R and Y
Munder Small-Cap Value Fund                 A, B, C, K, R and Y
Munder Tax-Free Short & Intermediate
  Bond Fund                                 A, B, C, K and Y

      IN WITNESS WHEREOF, the Trustees named below have executed this Declaration of Trust as of April 24, 2010.


/s/ David J. Brophy
______________________________________
David J. Brophy

/s/ Michael T. Monahan
______________________________________
Michael T. Monahan

/s/ Joseph E. Champagne
______________________________________
Joseph E. Champagne

/s/ Lisa A. Payne
______________________________________
Lisa A. Payne

/s/ Thomas D. Eckert
______________________________________
Thomas D. Eckert

/s/ Arthur T. Porter
______________________________________
Arthur T. Porter

/s/ John Engler
______________________________________
John Engler

/s/ John Rakolta, Jr.
______________________________________
John Rakolta, Jr.